CERTIFICATE OF DESIGNATIONS
                                          OF
               [CONVERTIBLE] [EXCHANGEABLE] PREFERRED STOCK, SERIES ___
                             (Par Value $0.10 Per Share)
                                          OF
                         FREEPORT-McMoRan COPPER & GOLD INC.

                          Pursuant to Section 151(g) of the
                   General Corporation Law of the State of Delaware


          (If convertible or exchangeable, then insert such provisions below as are consistent with the terms of the security designated in the applicable Prospectus Supplement.)

          We, the undersigned, being a Senior Vice President and the Secretary, respectively, of Freeport-McMoRan Copper & Gold Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

          DO HEREBY CERTIFY:

          FIRST. The Certificate of Incorporation of the corporation authorizes the issuance of shares of Preferred Stock, par value $0.10 per share, in series, with variations, as may be determined by the Board of Directors of the corporation prior to the issue thereof, as to the designation of each particular series and as to certain of the rights, preferences and limitation of shares of each such series.

          SECOND. The Board of Directors of the corporation, acting by Unanimous Written Consent dated ____________, and a Special Committee thereof, pursuant to authority specifically granted to it by such Board of Directors, at a meeting duly called and held on _____________, duly adopted the following resolutions authorizing the creation and issuance of a series of Preferred Stock to be known as "$______ [Convertible] [Exchangeable] Preferred Stock."

          RESOLVED, that the Board of Directors, pursuant to authority vested in it by the provisions of the Restated Certificate of Incorporation, as amended, of the corporation, hereby authorize the issue of a series of Preferred Stock of the corporation and hereby fixes the number, designation, preferences, rights and limitations thereof in addition to those set forth in the Restated Certificate of Incorporation as follows:

          1. Designation. (a) ___________ shares of Preferred Stock of the corporation are hereby constituted as a series of Preferred Stock designated as "$____ [Convertible] [Exchangeable] Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respect with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative. The Board of Directors is authorized to increase or decrease (but not below the number of shares of this Series then outstanding) the number of shares of this Series.

             (b) Shares of this Series which have been redeemed [ converted into _________] [exchanged into its Debentures (as hereinafter defined)] or purchased by the corporation shall be cancelled, and shall revert to authorized but unissued Preferred Stock undesignated as to series, and may be reissued as a part of this Series or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

          2. Dividends. (a) The holders of shares of this Series shall be entitled to receive, but only out of funds legally available therefor, cash dividends. Such dividends shall be paid when, as and if declared by the Board of Directors on the first day of ___________, __________, _________ and __________ in each year commencing __________________ (each such date being referred to herein as a "Dividend Payment Date") to holders of record on the record date determined by the Board of Directors in advance of the payment of each particular dividend. Such dividends shall be cumulative from the date of issue of the shares of this Series.

             (b) So long as any shares of this Series shall be outstanding, the corporation shall not, unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this series and the shares of any other class or series of Preferred Stock, (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, the Common Stock or any other stock of the corporation, ranking junior to this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation (the Common Stock and any such other stock being herein referred to as "Junior Stock"), other than a dividend
          payable  solely  in  Junior   Stock,  (ii)  purchase,  redeem  or
          otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of reclassification of Junior Stock, or the exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock.

             (c) If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of this Series and shares of any other series of Preferred Stock, the total available funds to be paid in partial dividends on the shares of such other series of Preferred Stock and the shares of this Series shall be divided among this Series and such other series of Preferred Stock in proportion to the aggregate amounts of dividends accrued and unpaid with respect to this Series and such other series of Preferred Stock. Accruals of dividends shall not bear interest.

          3. Dividend Rate. The Dividend Rate on the shares of this Series for the period from the date of original issue thereof to and including _______________, and for each Dividend Period thereafter shall be $________ per annum. The term "Dividend Period", as used herein, means, with respect to any Dividend Payment Date, the period commencing on the day following the immediately preceding Dividend Payment Date to and including such Dividend Payment Date.

          4. Redemption. (a) The shares of this Series shall not be redeemable prior to _____________. Thereafter, the corporation, at its option, may redeem the shares of this Series, in whole or in part, at any time or from time to time, upon notice given as hereinafter specified, at the following redemption prices per share if redeemed during the twelve month period commencing on _______________ of the year indicated:

                       Year                    Price






          and at $_____ per share thereafter, plus, in each case, an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for such redemption. Notwithstanding any provision of this Section 4 to the contrary, any accrued and unpaid dividends in respect of shares of this Series to be redeemed shall be payable to the holder of record of such shares, as determined on the relevant record date.

             (b) Notice of redemption shall be mailed by the corporation by first class mail, postage prepaid, not less than 15 nor more than 60 days before the date fixed for redemption, to each transfer agent for the shares of this Series to be redeemed and to each holder of record of such shares addressed to such holder at his address shown on the registry books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the number of shares of this Series to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder, the applicable redemption price and the place or places (including a place in the Borough of Manhattan, The City of New
          York) at which stockholders may obtain payment of such redemption price plus accrued dividends upon the surrender of the certificates representing their shares. Failure to mail such notice, or any defect therein or in the mailing thereof, to any particular holder shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed from any other holder.

             (c) If less than all the outstanding shares of this Series are to be redeemed, the number of shares of this Series to be redeemed an the method of effecting such redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

             (d) At any time after a notice of redemption has been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company identified in the notice of redemption having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption (including dividends accrued on the shares of this Series called for redemption to the date fixed for redemption) for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Any interest accrued on such funds shall be paid to the corporation from time to time. Such deposit in trust shall be irrevocable, except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the corporation forthwith, and any funds deposited by the corporation which are unclaimed at the end of two years from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount.

             (e) From and after the date of the deposit of trust funds for the redemption of shares of this Series in accordance with the provisions of Section 4(d) hereof or, if no such deposit is made, from and after the date fixed for redemption (unless the corporation shall default in making payment of the amount payable upon such redemption), whether or not certificates for shares so called for redemption have been surrendered by the holders thereof as described below, dividends on the shares of this Series so called for redemption shall cease to accrue, and such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the amount payable upon such redemption and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in Section 7 hereof) shall cease and terminate. Upon surrender in accordance with the notice of redemption of the certificates for any shares of this Series so redeemed (properly endorsed or assigned for transfer if the Board of Directors shall so require and the notice shall so state), the holder thereof shall be entitled to receive payment of the redemption price plus an amount equal to all accrued and unpaid dividends as aforesaid. If less than all of the shares represented by any such surrendered certificate are redeemed, the corporation shall execute and deliver to the holder thereof, or to his written order, a certificate or certificates representing the unredeemed shares.

             (f) In no event shall the corporation redeem less than all the outstanding shares of this Series and shares of any other series of Preferred Stock pursuant to this Section 4 unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of such other series of Preferred Stock.

             (g) In connection with any redemption of shares of this Series, the corporation may enter into an agreement with one or more investment bankers or other purchasers for the purchase of the shares to be redeemed from the holders thereof and the conversion of such purchased shares into shares of Common Stock as provided in Section 7 hereof. Such agreement shall provide that the amount to be paid by such purchasers to the holders of the shares of this Series to be redeemed shall not be less than the redemption price for such shares together with all accrued and unpaid dividends thereon to and including the date fixed for redemption and may provide further than such amount be deposited in trust, on or before the close of business on the date fixed for redemption, with a bank or trust company designated by the corporation meeting the requirements set forth in Section 4(e) hereof. Notwithstanding anything to the contrary contained in this Section, the obligation of the corporation to pay the redemption price of the shares of this Series to be redeemed, together with accrued and unpaid dividends thereon to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any shares of this Series to be redeemed that have not been duly surrendered for conversion by the holders thereof may, at the option of the corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in this Section 4(g) or in Section 7 hereof surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid.

          4. Voting Rights. (a) Except for the voting rights described below and except as otherwise provided by law, the holders of shares of this Series shall not be entitled to vote on any matter or to receive notice of, or to participate in, any meeting of the stockholders of the corporation. Each share of Preferred Stock of this Series will be entitled to one vote on matters which holders of such series are entitled to vote.

             (b) Whenever dividends payable on shares or this Series shall be in default in an aggregate amount equal to or exceeding six full quarterly dividends on all shares of this Series at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall be increased by two, and holders of shares of this Series shall, in addition to any other voting rights, have the right, voting separately as a class together with holders of all other series of stock of the Company ranking on a parity with such series os Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock"), to elect such two additional directors. In such case, the Board of Directors will be increased by two directors, and the holders of Preferred Stock of such series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders. Whenever such right of the holders of shares of this Series shall have vested, such right may be exercised initially either at a special meeting of such holders as provided in Section 5(c) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of shares of this Series to vote together as a class with holders of any Other Voting Stock shall continue until such time as all dividends accrued on outstanding shares of this Series to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of shares of this Series so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default of the character mentioned above.

             (c) At any time when the right of the holders of shares of this Series to elect directors as provided in Section 5(b) hereof shall have vested, and if such right shall not already have been initially exercised, a proper office of the corporation, upon the written request of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding, addressed to the Secretary of the corporation, shall call a special meeting of the holders of shares of this Series and of such Other Voting Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such officer). If such meeting shall not be called by a proper officer of the corporation within 20 days after personal service of such written request upon the Secretary of the corporation, or within 20 days after mailing the same within the United States of America, addressed to the Secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding may designate in writing one or their number to call such a meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such person). Any holder or shares of this Series so designated shall have access to the registry book of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection (c). Notwithstanding anything to the contrary contained in this subsection (c), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the corporation.

             (d) At any meeting held for the purpose of electing directors at which holders of shares of this Series shall have the right, voting together as a class with holders of shares of any Other Voting Stock to elect directors as provided in Section 5(b) hereof, the presence, in person or by proxy, of the holders of 33-1/3% of the aggregate number of shares of this Series and shares of such Other Voting Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of either director pursuant to such
          Section 5(b). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of this Series and shares of such Other Voting Stock shall not prevent the election of the directors to be elected otherwise than pursuant to Section 5(b) hereof, and (ii) in the absence of a quorum, either of the shares of this Series and shares of such Other Voting Stock or of any other shares of stock of the corporation, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

             (e) During any period when the holders of shares of this Series shall have the right to vote together as a class with the holders of shares of any Other Voting Stock for directors as provided in Section 5(b) hereof, (i) the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors and
          (ii) any vacancies in the Board of Directors shall be filled only by a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. Immediately upon termination of the right of holders of this Series and any Other Voting Stock to vote as a class for directors, (i) the term of office of the directors so elected shall terminate, and (ii) the number of directors shall be such number as may be provided for in the by-laws of the corporation irrespective of any increase pursuant to the provisions of Section 5(b) hereof.

             (f) In addition to any other vote required by law, the corporation shall not (i) create, authorize or issue any series or class of Preferred Stock ranking prior, either as to payment of dividends or distributions of assets upon liquidation, dissolution or winding up, to this Series, or (ii) change the preferences, rights or limitations with respect to this Series, in each case, if such action would materially adversely affect the interests of the holders thereof, without the affirmative vote of the holders of a majority of the aggregate number of shares of this Series at the time outstanding, voting as a separate class; provided, that nothing herein contained shall require such a class vote in connection with any increase in the total number of authorized shares of Common Stock or the creation, authorization or issuance of any Junior Stock or any series of Preferred Stock ranking, as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, on a parity with the shares of this Series and provided, further, that no such vote of the holders of shares of this Series shall be required if, at or prior to the time when the actions described in clause (i) or
          (ii) of this Section 5(f) shall become effective, provision is made in accordance with Section 4 hereof for the redemption of all shares of this Series at the time outstanding.

          6. Preference upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of shares of this Series shall be entitled to receive, out of the remaining net assets of the corporation, the amount of $_______ in cash for each shares of this Series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to or set apart for the holders of any Junior Stock. If, after payment or provision for payment of the debts and other liabilities of the corporation, the remaining net assets of the corporation are not sufficient to pay to the holders of shares of this Series the full amount of their preference set forth above, then the remaining net assets of the corporation shall be divided among and paid to the holders of shares of this Series and holders of shares of any stock of the corporation on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation ratably per share in proportion to the full per share amounts to which they respectively are entitled. For purposes of this
          Section 6, a consolidation or merger of the corporation with one or more other corporations or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

               Subject to the rights of the holders of shares of any series or class of stock ranking prior to this Series and of the holders of shares of any stock of the corporation on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, after payment shall have been made in full to the holders of this Series as provided in this Section 6, the holders of any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and shares of this Series shall not be entitled to share therein.

          7. Conversion Privilege. ( If applicable, insert conversion privilege into shares of Preferred Stock or other securities or rights of the corporation)

          8.   Exchange.   (a)  The  shares of this Series are exchangeable
          in whole, but not in part, at the option only of the corporation on any Dividend Payment Date occurring on or after ____________
          until   and   including   ____________   for   the  corporation's
          ____% Convertible Subordinated Debentures Due described in the corporation's Registration Statement on Form S-3 (Registration No. ____-_________ filed with the Securities and Exchange Commission on _______________ (the "Debentures"); provided that on or prior to the date of exchange the corporation shall have paid to or declared and set aside for payment to the holders of outstanding shares of this Series all accrued and unpaid dividends on shares of this Series through the Exchange Date (as hereinafter
          defined).   The holders of shares of this Series will be entitled
          to receive $_____ principal amount of Debentures in exchange for each share of this Series held by them at the time of exchange. The corporation will mail to each holder of record of the shares of this Series written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date fixed for the exchange (the "Exchange Date"). Each such notice shall state:
          (1) the Exchange Date, (ii) the place or places where certificates for shares of this Series are to be surrendered for exchange into Debentures and (iii) that dividends on the shares of this Series to be exchanged will cease to accrue on the Exchange Date. Prior to giving notice of intention to exchange, the corporation shall execute and deliver with the Trustee an in Indenture in substantially the form approved by [the Section Committee of] the Board of Directors on _______________ with such changes as may
          be required by law or usage.   The  corporation  will  cause  the
          Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Debenture at the rate and on the dates specified in such Indenture from the Exchange Date.]

              (b) The corporation will not give notice of its intention to exchange under Section 8(a) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the corporation) to the effect that (i) the Indenture has been duly authorized, executed and delivered by the corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the shares of this Series, will constitute colloid and binding obligations of the corporation entitled to the benefits of the Indenture (subject as aforesaid), (iii) neither the execution nor delivery of the Indenture or the Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel to which the corporation or any of its Subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the corporation and such Subsidiaries or any of their properties, and (iv) the Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Debentures for the shares of this Series of Preferred is exempt from registration under the Act.

             (c) If notice has been mailed as aforesaid, from and after the Exchange Date (unless the corporation shall default in issuing Debentures in exchange for shares of this Series or in making or providing for he payment accrued and unpaid dividends on the outstanding shares of this Series to the Exchange Date) dividends on the shares of this Series shall cease to accrued, and such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the corporation shall cease and terminate. Upon surrender in accordance with said notice of the certificates for shares of this Series so exchanged (properly endorsed or assigned for transfer if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the corporation into Debentures as aforesaid.

          9.   Notice of Certain Events.  In case:

             (a) the corporation shall declare a dividend ( or any other distribution) payable to the holders of Common Stock (otherwise than cash dividends paid out of the earned surplus of the corporation and dividends payable in Common Stock); or

             (b) the corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

             (c) the corporation shall authorize any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the corporation is a party and for which approval of any stockholders of the corporation is required, or the sale or conveyance of all or substantially all the property or business of the corporation; or

             (d)  there   shall  be  proposed  any voluntary or involuntary
          dissolution,  liquidation  or  winding-up   of  the  corporation;

          then, the corporation shall cause to be filed at the place or places maintained for the purpose of conversion of shares of this Series as provided in Section 7(b) hereof, and shall cause to be mailed to each holder of shares of this Series, at his address as it shall appear on the registry books of the corporation, as promptly as possible but in any event at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (i) a record i expected to be taken for the purpose of such dividend, expected to be taken for the purpose of such dividend, distribution, rights, or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, or warrants are to be determined,or (ii) such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up.

          10. Taxes. The corporation will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of (a) certificates for shares of this Series on redemption of less than all of the shares represented by any certificate for such shares surrendered for redemption or (b) certificates for shares of Common Stock on conversion of shares of this Series pursuant to
          Section 7 hereof; provided, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of this Series of Common Stock, as the case may be, in a name other than that of the holder of shares of this Series to be redeemed or converted and no such issue or delivery shall be made unless an until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid. The corporation extends no protection with respect to any other taxes imposed in connection with such redemption or conversion of shares of this Series.

          11.    No  Other  Rights.    The  shares  of  this  Series  shall
          not have any relative, participating, option or other special rights and powers other than as set forth herein.

          IN WITNESS WHEREOF, said Freeport-McMoRan Copper & Gold Inc. has caused its corporate seal to be hereunder affixed and this Certificate of Designations to be signed by its Senior Vice President and Secretary as of this ______________.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:
                                             Name:
                                             Title:

          [CORPORATE SEAL]
          Attest:


          By:
               Name:
               Title: